CAUSE NO. 95-4181-G

AMERICAN INDUSTRIAL                    IN THE DISTRICT COURT OF
PROPERTIES REIT,

     Plaintiff,
v.                                     DALLAS COUNTY, TEXAS
THE MANUFACTURERS LIFE
INSURANCE COMPANY, FIDELITY
MANAGEMENT & RESEARCH
CORPORATION, FIDELITY GALILEO
FUND, L.P.,  BELMONT CAPITAL
PARTNERS II, L.P., FIDELITY
PURITAN TRUST, and FIDELITY
MANAGEMENT TRUST CO.,

     Defendants.                       134TH JUDICIAL DISTRICT

      FIRST AMENDED PETITION, APPLICATION FOR DECLARATORY
        JUDGMENT, AND APPLICATION FOR INJUNCTIVE RELIEF

    COMES NOW American Industrial Properties REIT (the "Trust")

and files this its Original Petition, Application for Declaratory

Judgment,  and  Application  for  Injunctive  Relief,  and  would respectfully show as follows:

                                I.

PARTIES

     1.        The Trust is a real estate investment trust

organized and  existing  under  the laws of the State  of  Texas with  its principal  place  of  business  in  Dallas  County,

Texas.   The managers of the Trust are citizens of Texas.

     2.        The Manufacturers Life Insurance Company ("MLI") is

a Canadian corporation or life insurance company doing business in the State of Texas.  MLI has appeared and answered herein.

     3.         Fidelity Management & Research Corporation  is

a Massachusetts corporation doing business in the State  of

Texas, which  may  be  served by serving its registered agent,

Practice Hall  Corporation  System, 400 N. St.  Paul  St.,

Dallas,  Texas 75201.

     4.         Fidelity Galileo Fund, L.P. is a Delaware

limited partnership  which has conducted business in the State  of  Texas and  has,  by  itself  or through its agents, committed  tortious activity  in  the State of Texas made the subject of  this  suit.

Fidelity,  therefore, is subject to jurisdiction  of  this  court pursuant to Section 17.041 et. seq. of the Texas Civil Practice &

Remedies Code.  Service may be accomplished by serving the  Texas

Secretary  of  State,  who  will  then  forward  the  process  to defendant's  home office address, 82 Devonshire  Street,  Boston,

Massachusetts 02109.

     5.        Belmont Capital Partners II, L.P. is a Delaware

limited partnership  which has conducted business in the State  of  Texas and  has,  by  itself  or through its agents, committed  tortious activity  in  the State of Texas made the subject of  this  suit.

Fidelity,  therefore, is subject to jurisdiction  of  this  court pursuant to Section 7.041 et. seq. of the Texas Civil Practice  &

Remedies Code.  Service may be accomplished by serving the  Texas

Secretary  of  State,  who  will  then  forward  the  process  to defendant's  home office address, 82 Devonshire  Street,  Boston,

Massachusetts 02109, Attn:  Michael Forrester.

     6.        Fidelity Puritan Trust is an investment company

and/or Massachusetts Business Trust which has conducted business in  the

State  of  Texas  and  has,  by itself  or  through  its  agents,

committed  tortious  activity in the  State  of  Texas  made  the

subject  of  this  suit.   Fidelity,  therefore,  is  subject  to

jurisdiction of this court pursuant to Section 17.041 et. seq. of

the  Texas  Civil  Practice  & Remedies  Code.   Service  may  be

accomplished  by serving the Texas Secretary of State,  who  will then  forward the process to defendant's home office address,  82

Devonshire Street, Boston, Massachusetts 02109, Attn: Tom Lavin.

     7.        Fidelity Management Trust Co. is a Massachusetts

bank and  trust company which has conducted business in the  State  of

Texas  and  has,  by  itself  or through  its  agents,  committed tortious activity in the State of Texas made the subject of  this

suit.   Fidelity, therefore, is subject to jurisdiction  of

this court  pursuant  to Section   17.041 et. seq. of  the

Texas  Civil Practice & Remedies Code.  Service may be accomplished by serving the  Texas Secretary of State, who will then forward the  process to defendant's home office address, 82 Devonshire

Street, Boston, Massachusetts 02109, Attn: Michael Forrester.

     8.        The entities described in paragraphs 3-7 are

referred to collectively as the "Fidelity Entities."

                         II.

                  JURISDICTION AND VENUE

     9.        This Court has jurisdiction over Defendants as they

regularly  and systematically conducts business in the  State  of

Texas, and/or the acts which gave rise to the claims asserted  in this  lawsuit occurred, in whole or in part, in Texas.  Moreover,

pursuant to the agreements that are at issue in this lawsuit, MLI has  consented to suit in the State of Texas with respect to  the matters asserted herein.  The amount in controversy is within the jurisdictional limits of this Court.

     10.       Venue in Dallas County is proper pursuant to Texas

Civil  Practice & Remedies Code  15.001, 15.036,  and  15.037  as

all  or  part of the causes of action asserted herein accrued  in

Dallas  County,  and because, upon information  and  belief,  MLI maintains an agent or representative in Dallas County.  Moreover,

pursuant to the agreements that are at issue in this lawsuit, MLI has  agreed  to venue in this county with respect to the  matters asserted herein.

                               III.

                            BACKGROUND

A.  The MLI Notes and Agreement

     11.        MLI is the holder of certain promissory notes,

executed by  the Trust (the "Notes").  In connection with execution of the

Notes,  the  Trust  and MLI executed a Note  Purchase  Agreement,

dated as of February 27, 1992 (the "Agreement").  The Notes  call for semi-annual interest payments, with the principal balance

not becoming  due  and  payable until November 1997.   The

Agreement governs  various aspects of the relationship between

MLI and  the Trust, including any potential transfer of the

Notes by MLI.  The Trust has performed all material obligations under the Notes  and the Agreement.

    B.   MLI's Refusal to Provide Information to the Trust

    12.        During the past year, MLI has advised the Trust

of MLI's  efforts  to sell the Notes.  In accordance with

paragraph 8.3  of the Agreement, the Trust must consent to

transfer of  the Notes.   Depending  upon  the  characteristics

of  the  proposed purchaser,  the Trust must act reasonably in deciding whether  to grant its consent.  Accordingly, the Trust has requested from MLI certain basic information regarding

prospective purchasers of the Notes,  to  permit  the  Trust to make an  informed  decision  in exercising  its  rights under the Agreement.  MLI,  however,  has repeatedly  refused  to

provide basic information  essential  to allow the Trust to

exercise its rights under the Agreement.

    13.        For example, MLI has advised the Trust that it

had entered  into  an  agreement with the  Fidelity  Entities  for a potential  sale of the Notes.  Despite repeated requests  by the Trust for information, MLI and the Fidelity Entities have refused to  provide  to  the  Trust  critical information

regarding  the Fidelity entities.

     C.   MLI's Scheme to Unlawfully Coerce the Trust

     14.        Rather than provide the Trust with the basic,

essential information it has requested, MLI and the Fidelity Entities  have decided to pursue a course of unlawful, coercive conduct intended to  force the Trust to relinquish its rights under the Agreement.

More  specifically,  even  though the  Trust  has  performed  all material obligations under the Notes and the Agreement,  MLI,  by letter dated April 21, 1995, declared the Trust in default  under the  Agreement and threatened to accelerate the maturity  of  the

Notes if the alleged defaults are not cured within 30 days of the date of the letter.  The alleged defaults are all non-monetary in

nature.   Furthermore, the alleged defaults all relate to matters

that,  in  fact,  are not defaults under the Agreement,  or  they relate to technical defaults that are not material, or have  been waived  or cured.  MLI has no good faith or reasonable basis  for declaring  the Trust in default or for threatening to  accelerate the Notes.

     15.        Additionally, upon information and belief, MLI has

joined   with   the  Fidelity  Entities  and  other   individuals

(including, but not limited to potential purchasers of the Notes)

in  an attempt to force the Trust to liquidate and/or change  the ownership  or control of the Trust through a pattern of coercion,

duress  and tortious interference.   Upon information and belief,

as  part of its joint efforts with these individuals or entities,

MLI   has   improperly  disclosed  confidential  and  proprietary

information  concerning  the  Trust to  these  other  individuals

and/or  entities.   The  Trust has not  consented  and  does  not

consent  to such improper disclosures.  Nor are these disclosures permitted by the Agreement.

     16.        MLI's bad faith declaration of default and threat

to accelerate  the Notes has been part of the scheme to  coerce  the

Trust  into relinquishing its rights under the Agreement, and  to unlawfully force the Trust to consent to a transfer of the  Notes to  the  Fidelity  Entities.  Upon information  and  belief,  the

Fidelity  Entities, in concert with others, intend to  wrongfully force  a  liquidation of the Trust and/or to change the ownership and  control  of  the Trust through economic coercion  and  other unfair business practices.  If MLI, the Fidelity Entities and the other  individuals  or  entities in  which  they  are  acting  in concert,  succeed  in their unlawful scheme, the  Trust  and  its shareholders will suffer severe damages.

     17.        MLI's actions to date, as described above, have

caused, and  continue  to threaten to cause, substantial, immediate,  and irreparable  damages to the Trust for which there is no  adequate remedy at law.

     18.        All conditions precedent to the Trust's bringing

this action have occurred or have been waived.

                              IV.

                         CAUSES OF ACTION

A.   Tortious Interference

     19.        Plaintiff incorporates the allegations contained in

paragraphs 1 through 18 herein as if fully set forth.

     20.        The actions of MLI described above have interfered

and/or   threatened  to  interfere  with  the  Trust's  potential

business  relationships, including potential contracts to  obtain additional  capital  for  its business, and  also  threatened  to interfere  with  the  Trust's ability  to  fulfill  its  existing contracts  with  creditors.  MLI knew or reasonably  should  have known  that  its  actions would result in such interference,  and such  interference has proximately and substantially damaged  the

Trust  in  an  amount within the jurisdictional  limits  of  this

Court.   MLI's  actions  have  been  knowing,  intentional,   and

malicious, and there is no reasonable or good faith basis for its

actions.   Accordingly, the Trust hereby seeks  recovery  of  its

actual   damages,  and  punitive  damages,  for  MLI's   tortious

interference.

     21.        The actions of the Fidelity Entities, and those

acting in  concert with them, have interfered with the Trust's  existing

contractual  rights  under  the Notes  and  the  Agreement.   The

Fidelity  Entities, and those acting in concert with  them,  have acted  knowingly and intentionally to injure the Trust,  to  take for  themselves  what belongs to the Trust and its  shareholders.

This  tortious  conduct  has proximately injured  the  Trust  and caused  damages within the jurisdictional limits of  this  Court,

for  which the Trust now sues.  Additionally, the Trust seeks  an award of punitive damages.

     B.   Economic Coercion

     22.        Plaintiff incorporates the allegations contained in

paragraphs 1 through 18 herein as if fully set forth.

     23.        MLI has no right to declare a default, to threaten

to accelerate  the  Notes, to force the Trust into  agreeing  to  an unreasonable transfer of the Notes, or to engage in  a  concerted scheme  to  liquidate  the Trust and/or to otherwise  change  its

ownership  and  control.   Such actions by  MLI  immediately  and

substantially threaten the continued viability of the Trust,  and they  threaten  to  substantially destroy the free  will  of  the

Trust.   Moreover, MLI's coercion has already proximately  caused

substantial  damages  to  the  Trust  in  an  amount  within  the jurisdictional limits of this Court, for which the  Trust  hereby seeks  recovery.  Additionally, because MLI's actions  have  been knowing,  intentional, and malicious, the  Trust  also  seeks  an award of punitive damages.

     C.   Breach of Contract

     24.        Plaintiff incorporates the allegations contained in

paragraphs 1 through 18 herein as if fully set forth.

     25.        MLI's actions described above are in violation of

its obligations  under the Notes and the Agreement.  Furthermore,  by making  demands for performance under the Notes and Agreement  to which  MLI  is not entitled, MLI has anticipatorily breached  the

Notes  and  Agreement.   These  breaches  have  proximately   and

substantially  damaged  the  Trust  in  an  amount   within   the

jurisdictional  limits of this Court for which the  Trust  hereby seeks recovery.

     D.   Civil Conspiracy

     26.        Plaintiff incorporates the allegations contained in

paragraphs 1 through 18 herein as if fully set forth.

     27.        MLI, in concert with the Fidelity Entities and

others, have agreed to pursue a scheme to accomplish an unlawful purpose.

Alternatively,  MLI  in  concert with the Fidelity  Entities and others,  have  agreed to engage in a scheme to accomplish lawful ends  through unlawful means.  Accordingly, MLI has

engaged in  a civil  conspiracy to injure and damage the Trust.

As  a  direct result of this conspiracy, the Trust has been

injured and damaged in  an amount within the jurisdictional

limits of this Court  for which the Trust hereby seeks recovery.

Additionally, because MLI and the Fidelity Entities' actions have been knowing, intentional and malicious, the Trust also seeks an award of punitive damages.

     E.   Application for Declaratory Judgment

     28.       Plaintiff incorporates the allegations contained

in paragraphs 1 through 18 herein as if fully set forth.

     29.       The dispute over whether MLI has the right to declare

a default,  accelerate the Notes, demand that the Trust consent  to transfer  of the Notes without providing adequate information  to permit  the Trust to determine whether to consent to the proposed transfer,  and  otherwise participate in a  concerted  scheme  to liquidate and/or change the ownership or control of the Trust  is a  continuing and ongoing dispute which is ripe for resolution by

the  Court.   Pursuant to Texas Civil Prac. & Rem.  Code   37.001

et.  seq., the Trust hereby requests a declaratory judgment that:

(1) the Trust has not defaulted under the Agreement or the Notes;

(2)  that  MLI's bad faith declaration of default to  coerce  the

Trust  to  relinquish  its  rights  under  the  Agreement  is  an anticipatory breach; and (3) the Trust is entitled to recover the damages it has incurred and will incur in the future as a  result of Defendant's breach of the Agreement.

     F.   Application for Injunctive Relief

     30.       Plaintiff incorporates the allegations contained

in paragraphs 1 through 18 herein as if fully set forth.

     31.       The actions of MLI in wrongfully declaring a

default under   the  Agreement,  threatening  to  accelerate  the  Notes,

attempting  to coerce the Trust to grant its consent to  transfer of the Notes without providing adequate information to permit the

Trust  to  determine whether to consent to the proposed transfer,

and  otherwise  participating in a scheme to force a  liquidation and/or  change in ownership and control of the Trust have caused,

and  continue  to threaten to cause, substantial, immediate,  and irreparable damages for which the Trust has no adequate remedy at

law.   Additionally, the Fidelity Entities' participation in this wrongful  scheme  has caused and threatens to cause  substantial,

immediate  and  irreparable damages for which the  Trust  has  no adequate  remedy at law.  Moreover, MLI's wrongful disclosure  of confidential and proprietary information concerning the Trust has

caused,   and   continues  to  threaten  to  cause,  substantial,

immediate  and  irreparable damages for which the  Trust  has  no adequate  remedy at law.  Accordingly, the Trust hereby  requests that  the Court enter preliminary and permanent injunctions which enjoin MLI from engaging in such wrongful conduct.

     G.   Attorneys' Fees

     32.       Plaintiff incorporates the allegations contained

in paragraphs 1 through 18 herein as if fully set forth.

     33.       Due to the wrongful acts of MLI as described

herein, the  Trust  has  retained the law firm of Liddell, Sapp,  Zivley,

Hill  &  LaBoon, L.L.P. ("Liddell Sapp") to represent it  and  to

prosecute  this  action  on the Trust's behalf.   The  Trust  has

further  agreed  to  pay  Liddell Sapp its reasonable  attorneys'

fees, expenses, and costs for doing so.  Pursuant to the terms of the  Agreement and the Notes, and pursuant to Chapters 37 and  38 of the Texas Civil Prac. & Rem. Code, and to any other applicable law,  the  Trust  seeks an award of its costs and reasonable  and necessary attorneys' fees and expenses from MLI.

                          V.

                                    JURY DEMAND

     34.       The Trust hereby requests a trial by jury.

      WHEREFORE,  PREMISES  CONSIDERED,  the  Trust  respectfully requests  that MLI and the Fidelity Entities be cited  to

appear and  answer  herein, and that after an injunction

hearing  and/or trial  on  the  merits, the Court enter

judgment in  the  Trust's favor for the following:

          1.   Actual and punitive damages as set forth herein;

          2.   A declaration of rights as set forth herein;

          3. Preliminary and permanent injunctions as set forth herein;

          4. Its reasonable attorneys' fees, costs, and expenses associated with the litigation;

          5. Pre and post judgment interest to the maximum extent allowed by law;

          6.   Costs of court; and
          7. Such other and further relief to which the Trust may be justly entitled.


                              Respectfully submitted,
                              LIDDELL, SAPP, ZIVLEY, HILL &
                                LaBOON, L.L.P.



                                   /s/ Craig L. Weinstock
                              Craig L. Weinstock
                              State Bar No. 21097300
                              Mark C. Taylor
                              State Bar No. 19713225
                              Roger B. Cowie
                              State Bar No. 00783886
                              2200 Ross Avenue, Suite
                              900 Dallas, Texas, 75201
                              (214) 220-4800
                              (Telephone) (214) 220-
                              4899 (Telecopier)

                              ATTORNEYS  FOR AMERICAN
                              INDUSTRIAL PROPERTIES REIT



                    CERTIFICATE OF SERVICE


      The foregoing First Amended Petition, Application for Declaratory Judgment, and Application for Injunctive Relief was served on counsel for Defendant, on May 26, 1995, via telecopier and certified mail, return receipt requested.


                                 /s/ Mark C. Taylor
                              MARK C. TAYLOR